                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                    SECTION 1350 OF TITLE 18 OF THE U.S. CODE

I, Robert S. Taylor, Executive Vice President and Chief Financial Officer of Superior Energy Services, Inc. (the "Company"), certify, pursuant to Section 1350 of Title 18 of the U.S. Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), that:

1. the annual report on Form 10-K of the Company for the year ended December 31, 2004 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Report or as a separate disclosure document.

Date:  March 15, 2005
                            /s/ Robert S. Taylor
                            ----------------------------------------------------
                            Robert S. Taylor
                            Executive Vice President and Chief Financial Officer Superior Energy Services, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.